NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
ed.heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
shelley.whiddon@alliancedata.com

ALLIANCE DATA’S CANADIAN LOYALTY BUSINESS SIGNS MULTI-YEAR AGREEMENT WITH LEADING
ELECTRONICS
RETAILER IN WESTERN CANADA

Visions Electronics becomes Sponsor in AIR MILES® Reward Program; Marks Foray into New Sponsor
Category for Consumer Electronics

DALLAS, Texas (Dec. 13, 2007) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that Visions Electronics, one of Western Canada’s leading home, car and personal electronics retailers, has joined Alliance Data’s Canadian AIR MILES® Reward Program. Established in 1981 with a single store in North East Calgary, Alberta, today Visions Electronics is the largest privately held consumer electronics retailer in Canada, with 25 Visions Electronics superstores in major markets across Manitoba, Saskatchewan, Alberta and British Columbia.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

“Visions Electronics is committed to exceeding customer expectations and delivering unparalleled value to our customers,” said George Finlayson, vice president, Visions Electronics. “Offering AIR MILES reward miles in conjunction with our innovative customer service programs reinforce Visions as the place to shop for consumer electronics.”

“For 15 years, the AIR MILES Reward Program has provided Canadians added value on their everyday purchases, and we are pleased to add Visions to our growing coalition of partners,” said Bryan Pearson, president, Alliance Data Loyalty Services. “Today’s announcement further demonstrates our ongoing commitment to growing our business by identifying new categories, as is the case with Visions, new geographies, as well as through organic growth with existing partners.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

About Visions Electronics

Visions Electronics is the largest privately held consumer electronics retailer in Canada.  The company was established in 1981, with a single store in North East Calgary.  Today there are 25 Visions Electronics’ superstores in major markets across Western Canada.

Visions is known for selling leading brand name home, car and personal electronics and its innovative programs, such as 60 Day Price Protection and Money Back Extended Service Plans, as well as a pricing policy that undercuts any competitor price by five per cent.

Visions Electronics is headquartered in Calgary and has more than 500 employees. The company’s website is www.visions.ca

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction  will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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